EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: GS Mortgage Securities Trust 2007-GG10, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), Wachovia Bank, National Association, as master servicer (the "Master Servicer"), and CWCapital Asset Management LLC, as special servicer (the "Special Servicer")

  I, Mark Buono, the Vice President of GS Mortgage Securities Corporation II, the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria and their related attestation reports on assessment of compliance with servicing criteria required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CWCapital Asset Management LLC as Special Servicer, CWCapital Asset Management LLC as Special Servicer for the Franklin Mills loan, First American Commercial Real Estate Services, Inc. as Sub-Contractor for Wachovia Bank, National Association, Global Realty Outsourcing, Inc. as Sub-Contractor for Wachovia Bank, National Association, LaSalle Bank National Association as Custodian, Wachovia Bank, National Association as Master Servicer, Wachovia Bank, National Association as Master Servicer for the Franklin Mills loan, Wells Fargo Bank, N.A. as Trustee and Wells Fargo Bank, N.A. as Custodian.

    Dated:   March 31, 2008


    /s/ Mark Buono
    Signature

    Chief Financial Officer for GS Mortgage Securities Corporation II (senior officer in charge of securitization of the depositor)